Exhibit 3.7

[redacted]

P06000094563

100361635731

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

03/22/21--01015--016 **35.00

FILED
2021 MAR 22 AM 11:12
SECRETARY OF STATE
TALLAHASSEE, FL

A. Butler

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: Allied Energy, Inc.

DOCUMENT NUMBER: P06000094563

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Harry Zhang

Name of Contact Person

Firm/ Company

3330 Parker Ln

Address

East Stroudsburg, Pa 18301

City/ State and Zip Code

979979207@qq.com; hzmails@yahoo.com;

E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Harry Zhang at (917) 723-0338

Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ■ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
The Centre of Tallahassee
2415 N. Monroe Street, Suite 810
Tallahassee, FL 32303

Articles of Amendment
to
Articles of Incorporation
of

FILED

Allied Energy, Inc.

2021 MAR 22 AM 11: 12

(Name of Corporation as currently filed with the Florida Dept. of State)

P06000094563

SECRETARY OF STATE
TALLAHASSEE, FL

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. **If amending name, enter the new name of the corporation:**

DCXGen Corp.

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. **Enter new principal office address, if applicable:**
(Principal office address MUST BE A STREET ADDRESS)

#318, 17800 Castleton St., City of Industry, CA 91748

C. **Enter new mailing address, if applicable:**
(Mailing address MAY BE A POST OFFICE BOX)

#318, 17800 Castleton St., City of Industry, CA 91748

D. **If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:**

Name of New Registered Agent ______________________

____
(Florida street address)

New Registered Office Address: ______________________, Florida ____________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

Check if applicable
■ The amendment(s) is are being filed pursuant to s. 607.0120 (11) (e), F.S.

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change. Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change. Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ___ Change	D & S	Angela Collette	28325 Utica Road
___ Add			Roseville, MI 48066
X Remove			
2) ___ Change	P & D	Xiaolin Zhang	#318, 17800 Castleton St
X Add			City of Industry, CA 91748
___ Remove			
3) ___ Change	S & D	Sue Xu	#318, 17800 Castleton St
X Add			City of Industry, CA 91748
___ Remove			
4) ___ Change	D	Zhendong Zhang	#318, 17800 Castleton St
X Add			City of Industry, CA 91748
___ Remove			City of Industry, CA 91748
5) ___ Change			
___ Add			
___ Remove			
6) ___ Change			
___ Add			
___ Remove

E. **If amending or adding additional Articles, enter change(s) here:**
(Attach *additional sheets, if necessary*) *(Be specific)*

The following is added to Article IV:

On March 17, 2021, the board resolved a one hundred (100) for one (1) reverse split of the issued and outstanding of its Common Stock. Effective upon the filing date of these Articles of Amendment (the " Effective Time "), the Corporation shall effect a reverse split in its issued and outstanding shares of Common Stock so that the shares currently issued and outstanding shall be reverse split, or consolidated, on a 1-for-100 basis, and shareholders shall receive one share of the Corporation ' s post-split Common Stock for each one hundred shares of Common Stock held by them prior to the reverse split ("Reverse Stock Split "). Any fractional share shall be rounded up the next highest whole share.

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(*if not applicable, indicate N/A*)

The date of each amendment(s) adoption: March 17, 2021, if other than the date this document was signed.

Effective date if applicable: ______________________

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval by ______________________."

(voting group)

Dated March 17, 2021

Signature ______________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Haining Zhang

(Typed or printed name of person signing)

Assistant Secretary

(Title of person signing)